SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 2, 1999


                             MEDICAL DYNAMICS, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                         Commission file number: 0-8632

          Colorado                                            84-0631765
 ------------------------------                          ---------------------
(State or other jurisdiction of                             (IRS Employer
incorporation or organization)                           Identification Number)


         99 Inverness Drive East
           Englewood, Colorado                                  80112
 --------------------------------------                        --------
(Address of principal executive offices)                      (Zip Code)


               Registrant's telephone number, including area code:
                                 (303) 790-2990

                                 not applicable
                  former name or former address, if applicable




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Item 5.  Other Events.

     Medical Dynamics, Inc. (Nasdaq: MEDY) announced that it has signed a letter of intent with InfoCure Corporation (Nasdaq: INCX)pursuant to which InfoCure will transfer its KComp general dental practice management business to MEDY in return for shares of MEDY's restricted common stock. In connection with the execution of the letter of intent, InfoCure made a $500,000 loan to MEDY. MEDY used the proceeds of this loan to repay certain indebtedness and for working capital. Dr. and Mrs. Adair, principal shareholders and directors of MEDY, were repaid $200,000 and agreed to subordinate their remaining security interest in MEDY's assets and the assets of Computer Age Dentist, Inc. ("CADI"), MEDY's wholly-owned subsidiary, to the repayment of the amounts due to InfoCure. If the transactions contemplated by the letter of intent are completed, InfoCure has also agreed to purchase additional shares of common stock from MEDY for $2,000,000, including cancellation of the $500,000 loan. As a result of these transactions, if completed, InfoCure will own approximately 60% of the outstanding shares of MEDY's common stock.

     If the transactions contemplated by the letter of intent are completed, InfoCure will also assign to MEDY its rights under an agreement to acquire the dental practice management software business known as PracticeWorks from Zila, Inc. (Nasdaq: ZILA).

     The transactions are subject to a number of conditions to closing, and there can be no assurance that all of these conditions will be met, or that the closing will ultimately occur in accordance with the contemplated terms.

     Certain statements contained in this report are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our anticipated future economic performance, taking into account information currently available to our management. These statements are not statements of historical fact, but may use terms such as "will," "may," "expects to," and other terms denoting future possibilities. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks which are beyond our ability to predict or control; these 'risk factors' and the other factors described in this report and information incorporated by reference may cause actual results to differ materially from our projections or estimates contained in this report or in the documents incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MEDICAL DYNAMICS, INC.

November 4, 1999                        By: /s/ Van A. Horsley
                                            ------------------------------------
                                            Van A. Horsley, President